Exhibit 99.1

Orange 21 Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 PH: (760) 804-8420 FX: (760) 804-8442 www.orangetwentyone.com

Orange 21 Inc. Reports Financial Results for the Year Ended December 31, 2009 and Announces Investor Conference Call

CARLSBAD, Calif.—(BUSINESS WIRE)—March 26, 2010 Orange 21 Inc. (NASDAQ:ORNG), a leading designer, producer and distributor of sunglasses, prescription eyewear, snow and motocross goggles, and branded apparel and accessories for the action sports, motorsports, snowsports and lifestyle markets, today announced financial results for the year ended December 31, 2009.

Consolidated net sales for the year ended December 31, 2009 were $34.2 million compared to net sales of $47.3 million for the year ended December 31, 2008. We incurred a net loss of $3.4 million for the year ended December 31, 2009, compared to net loss of $15.2 million for the year ended December 31, 2008. The net loss for the years ended December 31, 2009 and 2008 each included a $0.6 million in non-cash share-based compensation costs in accordance with FASB authoritative guidance. The 2008 net loss also included a non-cash charge of $8.4 million for goodwill impairment related to the acquisition of LEM S.r.l., our wholly-owned subsidiary and sunglass manufacturer acquired in 2006, and a $3.5 million increase in our income tax valuation allowance. Cash generated from operating activities during the years ended December 31, 2009 and 2008 was $1.2 million and $2.2 million, respectively.

“The current recession continues to have a significant impact on the retail environment and our global sales. As such we will continue to control costs and improve operational efficiencies where possible to minimize future possible losses,” commented Stone Douglass, the Company’s Chief Executive Officer. “During the year ended December 31, 2009, we reduced total operating expenses by approximately $7.6 million from 2008, excluding the $8.4 million goodwill impairment charge recorded in 2008, and expect to continue to benefit from these cost savings efforts during 2010.” Concluding, Mr. Douglass added, “We are very excited about possible new opportunities that are unfolding for Orange 21 and its shareholders in 2010, including our existing new Spy styles and the introduction of our new O’Neill and Margaritaville brands.”

Investor Conference Call

We invite you to join us for an investor conference call on Tuesday, March 30, 2010 at 1:30, p.m. Pacific Daylight time. The dial-in number for the call in North America is 1-866-730-5770 and 1-857-350-1594 for international callers. The participant pass code is 76880621. The call also will be webcast live on the Internet and can be accessed by logging onto www.orangetwentyone.com.

The webcast will be archived on the Company’s website for at least 60 days following the call. An audio replay of the conference call will be available for seven days beginning approximately two hours after the completion of the call on March 30, 2010. The audio replay dial-in number for North America is 1-888-286-8010 and 1-617-801-6888 for international callers. The replay pass code is 72277165.

About Orange 21 Inc.

Orange 21 designs, develops, markets and produces premium products for the action sports, motorsports, snowsports and lifestyle markets under the brands Spy Optic, O’Neill and Margaritaville.

Safe Harbor Statement

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. Specifically, comments in this press release regarding our future prospects, possible future losses, new opportunities, potential cost saving measures and related benefits, improved efficiencies and our new O’Neill product offerings are forward-looking statements and are subject to inherent risks. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: the general conditions of the domestic and global economy, changes in consumer discretionary spending; changes in the value of the U.S. dollar, Canadian dollar and Euro; changes in commodity prices; our ability to source raw materials and finished products at favorable prices; risks related to the limited visibility of future orders; our ability to continue to develop, produce and introduce innovative new products in a timely manner; our ability to identify and execute successfully cost-control initiatives without adversely impacting sales; the performance of new products and continued acceptance of current products; our execution of strategic initiatives and alliances; uncertainties associated with intellectual property protection for our products; and other risks identified from time to time in our filings made with the U.S. Securities and Exchange Commission. Although, we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. Moreover, we assume no responsibility for the accuracy or completeness of such forward-looking statements and undertake no obligation to update any of these forward-looking statements.

Contact:

Orange 21 Inc.

A. Stone Douglass, Chief Executive Officer

760-804-8420

Fax: 760-804-8442

www.orangetwentyone.com

ORANGE 21 INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Thousands, except number of shares and per share amounts)

	December 31,
	2009	2008
Assets
Current assets
Cash	$654	$471
Accounts receivable, net	5,886	6,991
Inventories, net	7,759	11,698
Prepaid expenses and other current assets	1,036	1,607
Income taxes receivable	56	171

Total current assets	15,391	20,938
Property and equipment, net	4,892	5,417
Intangible assets, net of accumulated amortization of $714 and $601 at December 31, 2009 and 2008, respectively	296	401
Other long-term assets	92	67

Total assets	$20,671	$26,823

Liabilities and Stockholders’ Equity
Current liabilities
Lines of credit	$3,750	$5,787
Current portion of capital leases	395	483
Current portion of notes payable	723	484
Accounts payable	5,431	8,635
Accrued expenses and other liabilities	3,350	3,868
Income taxes payable	—	214

Total current liabilities	13,649	19,471
Capitalized leases, less current portion	812	754
Notes payable, less current portion	308	357
Deferred income taxes	404	391

Total liabilities	15,173	20,973
Stockholders’ equity
Preferred stock: par value $0.0001; 5,000,000 authorized; none issued	—	—
Common stock: par value $0.0001; 100,000,000 shares authorized; 11,903,943 and 8,176,850 shares issued and outstanding at December 31, 2009 and 2008, respectively	1	1
Additional paid-in-capital	40,515	37,432
Accumulated other comprehensive income	874	902
Accumulated deficit	(35,892)	(32,485)

Total stockholders’ equity	5,498	5,850

Total liabilities and stockholders’ equity	$20,671	$26,823

ORANGE 21 INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Thousands, except per share amounts)

	Year Ended December 31,
	2009	2008
Net sales	$34,238	$47,276
Cost of sales	20,399	25,980

Gross profit	13,839	21,296
Operating expenses:
Sales and marketing	7,330	11,751
General and administrative	7,614	9,910
Shipping and warehousing	1,040	1,795
Research and development	1,145	1,309
Non-cash goodwill impairment charge	—	8,392

Total operating expenses	17,129	33,157

Loss from operations	(3,290)	(11,861)
Other income (expense):
Interest expense	(310)	(614)
Foreign currency transaction gain (loss)	330	(107)
Other income (expense)	(36)	56

Total other expense	(16)	(665)

Loss before provision for income taxes	(3,306)	(12,526)
Income tax provision	101	2,686

Net loss	$(3,407)	$(15,212)

Net loss per share of Common Stock
Basic	$(0.30)	$(1.86)

Diluted	$(0.30)	$(1.86)

Shares used in computing net loss per share of Common Stock
Basic	11,444	8,170

Diluted	11,444	8,170